As filed with the Securities and Exchange Commission on July 26, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BridgeBio Pharma, Inc.
(Exact name of registrant as specified in its charter)
Delaware	84-1850815
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3160 Porter Drive, Suite 250
Palo Alto, CA 94304
(650) 391-9740
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Neil Kumar
Chief Executive Officer
BridgeBio Pharma, Inc.
3160 Porter Drive, Suite 250
Palo Alto, CA 94304
(650) 391-9740
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Mitchell S. Bloom
Maggie L. Wong
Natalie T. Martirossian
Goodwin Procter LLP
Three Embarcadero Center, 28th Floor
San Francisco, CA 94111
(415) 733-6000
Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
We are filing this registration statement to replace our prior registration statement on Form S-3 (Registration No. 333-240147), which was filed with the Securities and Exchange Commission on July 28, 2020 (the “Expiring Registration Statement”), and is expiring pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 415(a)(5) of the Securities Act, securities registered on the Expiring Registration Statement may be offered and sold only if not more than three years have elapsed since the initial effective date of the Expiring Registration Statement. In accordance with Rule 415(a)(6) of the Securities Act, effectiveness of this registration statement will be deemed to terminate the offering of securities on the Expiring Registration Statement.

PROSPECTUS
62,250,087 Shares

BridgeBio Pharma, Inc.
Common Stock
This prospectus relates to the offer and resale from time to time by certain affiliates of Viking Global Investors LP, and by KKR Genetic Disorder L.P. and Aisling Capital IV LP, or collectively, the Selling Stockholders, of up to an aggregate of 62,250,087 shares of our common stock. All of the shares are outstanding shares of common stock held by the Selling Stockholders. We will not sell any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the Selling Stockholders.
The Selling Stockholders identified in this prospectus or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of our common stock from time to time through public or private transactions. The shares of our common stock offered by the Selling Stockholders may be sold at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change, or at negotiated prices. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See the section titled “Plan of Distribution” for more information about how the Selling Stockholders may sell or dispose of their shares of common stock.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “BBIO.” On July 21, 2023, the last reported sale price of shares of our common stock on The Nasdaq Global Select Market was $34.13 per share.
Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 3 of this prospectus and in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 26, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process relating to the securities described in this prospectus, which registration statement became automatically effective upon filing.
This prospectus relates to the resale of shares of our common stock held by the Selling Stockholders identified under the section titled “Selling Stockholders.” The shares of our common stock that may be offered by the Selling Stockholders using this prospectus represent shares of our common stock held by the Selling Stockholders. This prospectus provides you with a general description of the securities the Selling Stockholders may offer. When the Selling Stockholders sell shares of our common stock using this prospectus, we or such Selling Stockholders may, if required, provide a prospectus supplement that will contain specific information about the offering and the securities offered, and may also add, update or change information contained in this prospectus. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the most recent applicable prospectus supplement and documents incorporated by reference herein and therein.
You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus or a prospectus supplement.
Neither we nor the Selling Stockholders are offering to sell these securities in any jurisdiction where such offer and sale is not permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. Neither this prospectus nor any accompanying prospectus supplement constitutes, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus or such accompanying prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
The information contained in this prospectus or in an applicable prospectus supplement is accurate only as of their respective dates, and the information in the documents incorporated by reference in this prospectus or any applicable prospectus supplement is accurate only as of the date of those documents, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. It is important for you to read and consider all information contained or incorporated by reference in this prospectus or any applicable prospectus supplement in making your investment decision. You should read both this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference into this prospectus and the additional information described under “Where You Can Find More Information” in this prospectus, before investing in our common stock.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to “BridgeBio,” the “Company,” “we,” “us” and “our” refer, collectively, to BridgeBio Pharma, Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.
We use various trademarks and tradenames in our business, including “BridgeBio” and our corporate logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ABOUT THE COMPANY
The following highlights information about the Registrant and our business contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our securities. You should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus. Unless the context otherwise requires, references in this prospectus to “BridgeBio,” the “Company,” “we,” “us,” and “our” refer to BridgeBio Pharma, Inc. and its consolidated subsidiaries.
Overview
BridgeBio Pharma, Inc., or the Company, is a commercial-stage biopharmaceutical company founded to discover, create, test and deliver transformative medicines to treat patients who suffer from genetic diseases and cancers with clear genetic drivers. Our team of experienced drug discoverers, developers and innovators are committed to applying advances in genetic medicine to help patients as quickly as possible. Since inception in 2015, we have created 15 INDs and had two products approved by the U.S. Food and Drug Administration. We work across over 20 disease states at various stages of development. Several of our programs target indications that we believe present the potential for our product candidates, if approved, to target portions of market opportunities of at least $1.0 billion in annual sales.
We focus on genetic diseases because they exist at the intersection of high unmet patient need and tractable biology. Our approach is to translate research pioneered at academic laboratories and leading medical institutions into products that we hope will ultimately reach patients. We are able to realize this opportunity through a confluence of scientific advances, including: (i) identification of the genetic underpinnings of disease as more cost-efficient genome and exome sequencing becomes available; (ii) progress in molecular biology; and (iii) the development and maturation of longitudinal data and retrospective studies that enable the linkage of genes to diseases. We believe that this early-stage innovation represents one of the greatest practical sources for new drug creation.
We believe we have developed a world-class product platform that supports the continued growth of our Company and the advancement of our pipeline.
We began operating as BridgeBio LLC in April 2015. BridgeBio Pharma LLC, or the LLC entity, was formed in March 2016. In June 2017, BridgeBio Pharma LLC merged with BridgeBio LLC, with BridgeBio Pharma LLC being the surviving entity. On May 17, 2019, we formed BridgeBio Pharma, Inc., a Delaware corporation, as a stand-alone entity for the purpose of completing our initial public offering. On June 13, 2019, we formed BridgeBio Pharma Merger Sub LLC, or Merger Sub LLC, a Delaware limited liability company. In connection with our initial public offering and related organizational transactions, Merger Sub LLC was merged with and into the LLC entity, with the LLC entity being the surviving entity and our wholly-owned subsidiary. As part of this merger, the unitholders of the LLC entity exchanged their units in the LLC entity for shares of our common stock. On July 1, 2019, we completed our initial public offering of common stock. See “Description of Capital Stock” for a description of the terms of our capital stock.
Our principal executive offices are located at 3160 Porter Drive, Suite 250, Palo Alto, CA 94304, and our telephone number is (650) 391-9740. Our corporate website address is https://bridgebio.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available, free of charge, on or through our website as soon as reasonably practicable after such reports and amendments are electronically filed with or furnished to the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov.
For additional information about our Company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before making a decision to invest in our common stock, in addition to the other information contained in this prospectus, in any accompanying prospectus supplement or incorporated by reference herein or therein, you should carefully consider the risks set forth below and the risks described under “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2022, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as well as any amendments thereto, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and any applicable prospectus supplement, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See the section titled “Where You Can Find Additional Information.”
Future sales of our common stock by the Selling Stockholders could cause our stock price to decline.
Sales of a substantial number of shares of our common stock by the Selling Stockholders in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities or other securities convertible into or exchangeable for equity securities, regardless of whether there is any relationship between such sales and the performance of our business.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, together with any accompanying prospectus supplement, includes and incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plan, objectives of management and expected market growth, are forward-looking statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under “Risk Factors” and include, among other things:
•
the success, cost and timing of our clinical development of our product candidates, including the progress of, and results from, our ongoing Phase 3 clinical trial of acoramidis, our ongoing Phase 2 and planned Phase 3 clinical trials of low-dose infigratinib, our ongoing Phase 2 and planned Phase 3 clinical trials of BBP-418, our ongoing Phase 1/2 clinical trial of BBP-631 and our ongoing Phase 2b and Phase 3 clinical trials of encaleret, as well as the potential indications for each;

•
our ability to continue planned preclinical and clinical development of our respective development programs, and the timing, cost and success of any such continued preclinical and clinical development and planned regulatory submissions, including our KRAS inhibitor portfolio;

•	our ability to initiate, recruit and enroll patients in and conduct our clinical trials at the pace that we project;
•
the timing of our submissions to the U.S. Food and Drug Administration, or FDA, and any review or comments on data that we will need to generate to file our Investigational New Drug applications, or INDs, including pending or new clinical hold notices;

•	our plans to implement certain development strategies, including our ability to attract and retain potential collaborators with development, regulatory and commercialization expertise;
•	our ability to obtain and maintain regulatory approval of our product candidates, and any related restrictions, limitations or warnings in the label of any of our product candidates, if approved;
•
our ability to obtain and maintain regulatory approval of our product candidates in any of the indications for which we plan to develop them, and any related restrictions, limitations or warnings in the label of any of our product candidates, if approved;

•
our ability to compete with companies currently marketing approved treatments or engaged in the development of treatments that may become available for any of the indications that our product candidates are designed to target;

•	our reliance on third parties to conduct our clinical trials and to manufacture drug substance for use in our clinical trials;
•	our ability to contract with and the performance of our and our collaborators’ third-party suppliers and manufacturers;
•	the pricing and reimbursement of our product candidates, if approved;
•	the size and growth potential of the markets for our product candidates or other product candidates we may identify and pursue, and our ability to serve and gain acceptance by those markets;
•	our ability to identify and advance through clinical development any additional product candidates, including from our KRAS inhibitor portfolio for the treatment of KRAS-driven cancers;
•
the commercialization of our current product candidates, if approved, and any other product candidates we may identify and pursue, if approved, including our ability to successfully build a specialty sales force and commercial infrastructure to market our current product candidates and any other product candidates we may identify and pursue;

•	the implementation and effects of the restructuring initiative that we commenced in January 2022 and any future restructuring plans that we may pursue;
•
the impacts of the COVID-19 pandemic and macroeconomic factors that could impact our business, such as the effects of the Russian invasion of Ukraine on the global economy and supply chain and inflationary pressures;

•	our ability to retain and recruit key personnel;
•	the success of competing therapies that are or may become available;
•
our ability to obtain and maintain adequate intellectual property rights for our product candidates and our ability to operate our business without infringing on the intellectual property rights of others;

•	our expectations regarding government and third-party payor coverage and reimbursement;
•
our estimates of our expenses, ongoing losses, capital requirements and our use of cash resources, and our needs for or ability to pay for debt interests and obtain additional financing to complete the clinical trials of any of our product candidates;

•	our expectations regarding the use of proceeds from any sales of securities pursuant to this prospectus or any applicable prospectus supplement;
•	the impact of laws and regulations in the United States and foreign countries;
•	our financial performance;
•	developments and projections relating to our competitors or our industry; and
•
adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by financial institutions or transactional counterparties.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation, the risks more fully discussed in the “Risk Factors” section in this prospectus, and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A. Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the period ended December 31, 20122 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus.
Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.

USE OF PROCEEDS
All of the shares of common stock being offered hereby are being sold by the Selling Stockholders identified in this prospectus. We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders.
The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, certain expenses, as applicable, of one counsel to the Selling Stockholders appointed pursuant to the RRA described under “Selling Stockholders” and our independent registered public accountants.

SELLING STOCKHOLDERS
On June 26, 2019, we entered into a Registration Rights Agreement (the “RRA”) with the Selling Stockholders, pursuant to which the Selling Stockholders have certain rights to include for registration shares of their common stock. This prospectus covers the sale or other disposition by the Selling Stockholders of up to the total number of shares of common stock held by the Selling Stockholders that are subject to the RRA. The Selling Stockholders acquired such shares of common stock pursuant to a series of transactions effected on July 1, 2019 in connection with the completion of our initial public offering, in which the Selling Stockholders were issued shares of our common stock in exchange for outstanding units in BridgeBio Pharma LLC (“BBP LLC”) upon the merger of BridgeBio Pharma Merger Sub LLC, our former wholly-owned subsidiary, with and into BBP LLC. In addition, the Selling Stockholders purchased shares of our common stock in connection with our initial public offering. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the Selling Stockholders, we are referring to the shares held by the Selling Stockholders that are subject to the RRA.
We are registering the above-referenced shares to permit each of the Selling Stockholders to resell or otherwise dispose of the shares listed in the table below in the manner contemplated under “Plan of Distribution” below.
The table below sets forth certain information known to us, based upon written representations from the Selling Stockholders, with respect to the beneficial ownership of our shares of common stock held by the Selling Stockholders as of July 20, 2023. Because the Selling Stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the Selling Stockholders, or the amount or percentage of shares of our common stock that will be held by the Selling Stockholders upon termination of any particular offering. See the section titled “Plan of Distribution.” For purposes of the table below, we assume that the Selling Stockholders will sell all their shares of common stock covered by this prospectus.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that each of the Selling Stockholders has sole voting and investment power with respect to all shares of common stock that it beneficially owns. Unless otherwise described below, to our knowledge, the Selling Stockholders have not held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. In addition, except as otherwise described below, based on the information provided to us by the Selling Stockholders, the Selling Stockholders are not broker-dealers or affiliates of a broker-dealer.
Applicable percentage ownership is based on 161,435,755 shares of common stock outstanding as of July 20, 2023.
	Shares Beneficially Owned Before this Offering		Number of Shares Offered	Shares Beneficially Owned After this Offering(4)
Name of Selling Stockholder	Shares	%		Shares	%
Viking Global Entities(1)	25,120,991	15.6%	25,120,991	0	*
KKR Genetic Disorder L.P.(2)	31,060,971	19.2%	31,060,971	0	*
Aisling Capital IV, LP(3)	6,068,125	3.8%	6,068,125	0	*
*	Less than 1%.
(1)
Consists of (i) 631,167 shares held by Viking Global Equities Master Ltd. (“VGEM”), (ii) 251,204 shares held by Viking Long Fund Master Ltd. (“VLFM”) and (iii) 24,238,620 shares held by Viking Global Opportunities Illiquid Investments Sub-Master LP (“Opportunities Fund”). VGEM has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its investment manager, Viking Global Performance LLC (“VGP”), and by Viking Global Investors LP (“VGI”), which provides managerial services to VGEM. VLFM has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its investment manager, Viking Long Fund GP LLC (“VLFGP”), and by VGI, which provides managerial services to VLFM. Opportunities Fund has the authority to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, Viking Global Opportunities Portfolio GP LLC (“Opportunities Portfolio GP”), and by VGI, which provides managerial services to Opportunities Fund. Viking Global Opportunities GP LLC (“Opportunities GP”) serves as the sole member of Opportunities Portfolio GP and has the power to direct the vote and disposition of investments held by Opportunities Portfolio GP, which consists of the investments held by Opportunities Fund. Viking Global Opportunities Parent GP LLC (“Opportunities Parent,” and together with all of the preceding entities, the “Viking Global Entities”) serves as the sole member of Opportunities GP and has the power to direct the vote and disposition of investments held by Opportunities GP, which consists of the investments held by Opportunities Portfolio GP, which consists of the investments held by Opportunities Fund. O. Andreas Halvorsen, David C. Ott and Rose Shabet, as Executive Committee Members of Viking Global Partners LLC (the general partner of VGI), VGP, VLFGP and Opportunities Parent have shared authority to dispose of and vote the shares of beneficially owned by VGI, VGP, VLFGP and Opportunities Parent. The business address of each of the Viking Global Entities is 55 Railroad Avenue, Greenwich, Connecticut 06830.

(2)
Consists of 31,060,971 shares of common stock directly owned by KKR Genetic Disorder L.P. KKR Genetic Disorder GP LLC, as the general partner of KKR Genetic Disorder L.P., KKR Group Partnership L.P., as the sole member of KKR Genetic Disorder GP LLC, KKR Group Holdings Corp., as the general partner of KKR Group Partnership L.P., KKR Group Co. Inc., as the sole stockholder of KKR Group Holdings Corp., KKR & Co. Inc., as the sole stockholder of KKR Group Co. Inc., KKR Management LLP, as the Series I Preferred stockholder of KKR & Co. Inc., and Messrs. Henry R. Kravis and George R. Roberts, as the founding partners of KKR Management LLP, may be deemed to be the beneficial owners having shared voting and investment power with respect to the shares described above. The principal business address of each of the entities identified in the immediately preceding sentence is 30 Hudson Yards, New York, NY 10001. The principal business address for Mr. Kravis is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, NY 10001. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025. Mr. Satvat is a member of the Board of Directors and serves as an executive of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. Each of Messrs. Kravis, Roberts and Satvat disclaims beneficial ownership of the shares held by KKR Genetic Disorder L.P.

(3)
Consists of 6,068,125 shares of common stock directly owned by Aisling Capital IV, LP (“Aisling”) and held indirectly by Aisling Capital Partners IV, LP (“Aisling GP”), as general partner of Aisling, Aisling Capital Partners IV LLC (“Aisling Partners”), as general partner of Aisling GP, and each of the individual managing members of Aisling Partners. The individual managing members (collectively, the “Managers”) of Aisling Partners are Dr. Andrew Schiff and Steve Elms. Aisling GP, Aisling Partners and the Managers share voting and dispositive power over the shares directly held by Aisling. Each of Aisling GP, Aisling Partners and the Managers may be deemed to be the beneficial owner of the securities listed above only to the extent of its pecuniary interest therein. The above information shall not be deemed an admission that any of Aisling GP, Aisling Partners or any of the Managers is the beneficial owner of any securities reported herein. The address of the principal business offices of each of these entities and individuals is 489 Fifth Avenue, 10th Floor, New York, NY 10017.

(4)
Assumes that the Selling Stockholders dispose of all of their respective shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares of common stock. The registration of these shares of common stock does not necessarily mean that the Selling Stockholders will sell all or any portion of their respective shares of common stock covered by this prospectus.

PLAN OF DISTRIBUTION
We are registering the shares of common stock held by the Selling Stockholders to permit the resale of such shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
The Selling Stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or selling commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more other transactions, including transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholders may use any one or more of the following methods when selling shares:
•	an underwritten offering;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon an exemption from registration under the Securities Act, including upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus (as supplemented or amended to reflect such transactions); provided that they meet the criteria and conform to the requirements of such exemptions and provisions.
Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a further prospectus supplement or an amendment to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.01.
In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and if such short sale shall take place after the date of this prospectus, the Selling Stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or under a supplement or any amendment to this prospectus under an applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
Each Selling Stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement or amendment to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.
Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.
Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
We will pay all expenses of the registration of the shares of common stock pursuant to the RRA, including, without limitation, SEC filing fees, expenses of compliance with state securities or “blue sky” laws and certain expenses, as applicable, of one counsel to the Selling Stockholders appointed pursuant to the RRA; provided, however, that each Selling Stockholder will pay all underwriting discounts and selling commissions, if any and any other related legal expenses incurred by it. We will indemnify the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the RRA, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the related RRA, or we may be entitled to contribution.

LEGAL MATTERS
The validity of the shares of common stock being offered hereby will be passed upon for us by Goodwin Procter LLP, San Francisco, California.
EXPERTS
The consolidated financial statements of BridgeBio Pharma, Inc. incorporated by reference in this Prospectus, and the effectiveness of BridgeBio Pharma, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed without charge through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). You may also inspect the registration statement, this prospectus and any applicable prospectus supplement on this website.
Those filings are also available to the public on, or accessible through, our website at https://bridgebio.com. Information contained on our website is not incorporated by reference into this prospectus, and, except for the documents incorporated by reference as noted below, you should not consider any information on, or that can be accessed from, our website as part of this prospectus or the registration statement of which this prospectus is a part.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:
•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 4, 2023;
•	our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on April 28, 2023;
•
our Current Reports on Form 8-K filed with the SEC on February 23, 2023 (with respect to Item 5.02 only), March 6, 2023 (with respect to Item 8.01 only), March 9, 2023, May 4, 2023 (for the report dated May 3, 2023), June 22, 2023 and July 17, 2023 (with respect to Item 8.01 only) (in each case, other than information furnished rather than filed); and

•
the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 5, 2022, including any amendments or reports filed for the purpose of updating such description.

Pursuant to Rule 412 under the Securities Act, any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address: BridgeBio Pharma, Inc., 3160 Porter Drive, Suite 250, Palo Alto, CA 94304. Our website is located at https://bridgebio.com. The reference to our website is intended to be an inactive textual reference and, except for the documents incorporated by reference as noted above, the information on, or accessible through, our website is not intended to be part of this prospectus.
You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into such registration statement. You should read the exhibits carefully for provisions that may be important to you.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
Set forth below is an estimate (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the securities being registered hereby.
SEC registration fee*	$245,403.43
Legal fees and expenses	$60,000.00
Accounting fees and expenses	$15,000.00
Printing and miscellaneous expenses	$10,000.00
Total	$330,403.43
*
$237,509.53 of the registration fees with respect to the securities registered in this registration statement were previously paid on the Registrant’s registration statement on Form S-3ASR (No. 333-240147), filed on July 28, 2020 (the “Initial Registration Statement”).

Item 15. Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•	any breach of their duty of loyalty to our company or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	any transaction from which they derived an improper personal benefit.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, pursuant to our amended and restated bylaws, we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.
We have also entered into indemnification agreements with each of our directors and executive officers that are broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation, amended and restated bylaws, and indemnification agreements that we entered into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
Any underwriting agreements that we may enter into will likely provide for the indemnification of us, our controlling persons, our directors and certain of our officers by the underwriters against certain liabilities, including liabilities under the Securities Act.
Item 16. Exhibits
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	8-K	001-38959	3.1	July 3, 2019
3.2	Amended and Restated Bylaws, as currently in effect.	S-4	333-249944	3.2	November 6, 2020
4.1	Specimen Common Stock Certificate.	S-1	333-231759	4.1	June 24, 2019
4.2	Fourth Amended and Restated Limited Liability Company Agreement, dated November 20, 2018, by and among BridgeBio Pharma LLC and its members.	S-1	333-231759	4.2	May 24, 2019
4.3	Form of Registration Rights Agreement, among the Registrant and certain of its shareholders.	S-1	333-231759	4.3	June 24, 2019
5.1	Opinion of Goodwin Procter LLP.	—	—	—	Filed herewith
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.	—	—	—	Filed herewith
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).	—	—	—	Filed herewith
24.1	Power of Attorney (included in the signature pages to this registration statement).	—	—	—	Filed herewith
107	Filing Fee Table				Filed herewith

Item 17. Undertakings
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the annual reports of the Registrant pursuant to Section 13(a) or

Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, if any, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(6)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palo Alto, State of California, on July 26, 2023.
BridgeBio Pharma, Inc.

By:	/s/ Neil Kumar, Ph.D.
Neil Kumar, Ph.D. President, Chief Executive Officer and Director (Principal Executive Officer)
POWER OF ATTORNEY
We, the undersigned directors and officers of BridgeBio Pharma, Inc. (the Company), hereby severally constitute and appoint Neil Kumar and Brian Stephenson, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated:
Signature	Title	Date
/s/ Neil Kumar	President, Chief Executive Officer and Director (Principal Executive Officer)	July 26, 2023
Neil Kumar, Ph.D.

/s/ Brian Stephenson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 26, 2023
Brian Stephenson, Ph.D., CFA

/s/ Eric Aguiar	Director	July 26, 2023
Eric Aguiar, M.D.

/s/ Jennifer E. Cook	Director	July 26, 2023
Jennifer E. Cook

/s/ Douglas A. Dachille	Director	July 26, 2023
Douglas A. Dachille

/s/ Ronald J. Daniels	Director	July 26, 2023
Ronald J. Daniels

/s/ Andrea J. Ellis	Director	July 26, 2023
Andrea J. Ellis

Signature	Title	Date
/s/ Fred Hassan	Director	July 26, 2023
Fred Hassan

/s/ Charles Homcy	Director	July 26, 2023
Charles Homcy, M.D.

/s/ Andrew W. Lo	Director	July 26, 2023
Andrew W. Lo, Ph.D.

/s/ Frank P. McCormick	Director	July 26, 2023
Frank P. McCormick, Ph.D.

/s/ James C. Momtazee	Director	July 26, 2023
James C. Momtazee

/s/ Ali Satvat	Director	July 26, 2023
Ali Satvat

/s/ Randal Scott	Director	July 26, 2023
Randal Scott, Ph.D.

/s/ Hannah Valantine	Director	July 26, 2023
Hannah Valantine, M.D.